DISTRIBUTION AGREEMENT

     This Agreement made this 1st day of July, 1999 by and between PUGET SOUND ALTERNATIVE INVESTMENT SERIES TRUST, a Massachusetts business trust (the "Trust"), and FIRST FUND DISTRIBUTORS, INC., a Delaware corporation (the "Distributor").

                              W I T N E S S E T H:

     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act"); and it is in the interest of the Trust to offer its shares for sale continuously; and

     WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934 (the "1934 Act") and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, the Trust and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of the shares of beneficial interest of each existing and future series (the "Shares") of the Trust;

     NOW, THEREFORE, the parties agree as follows:

     1. APPOINTMENT OF DISTRIBUTOR. The Trust hereby appoints the Distributor as exclusive agent to sell and to arrange for the sale of the Shares, on the terms and for the period set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to act hereunder directly and/or through the Trust's transfer agent in the manner set forth in the Prospectuses (as defined below). It is understood and agreed that the services of the Distributor hereunder are not exclusive, and the Distributor may act as principal underwriter for the shares of any other registered investment company.

     2. SERVICES AND DUTIES OF THE DISTRIBUTOR.

     (a) The Distributor agrees to sell the Shares, as agent for the Trust, from time to time during the term of this Agreement upon the terms described in a Prospectus. As used in this Agreement, the term "Prospectus" shall mean a prospectus and statement of additional information included as part of the Trust's Registration Statement, as such prospectus and statement of additional information may be amended or supplemented from time to time, and the term "Registration Statement" shall mean the Registration Statement most recently filed from time to time by the Trust with the Securities and Exchange Commission ("SEC") and effective under the Securities Act of 1933 (the "1933 Act") and the 1940 Act, as such Registration Statement is amended by any amendments thereto at the time in effect. The Distributor shall not be obligated to sell any certain number of Shares.

     (b) Upon commencement of operations of each Trust series, the Distributor will (i) use best efforts to solicit orders for the sale of the Shares of such series, (ii) undertake such advertising and promotion as it believes reasonable in connection with such solicitation, (iii) hold itself available to receive orders for the purchase of the Shares of such series, (iv) accept such orders and (v) transmit such orders and funds received by it in payment for such Shares as are so accepted to the Trust's transfer agent and/or custodian, as appropriate, as promptly as practicable. Purchase orders shall be deemed accepted and shall be effective at the time and in the manner set forth in the series' Prospectuses. The Distributor shall not make any short sales of Shares.

     (c) The offering price of the Shares shall be the net asset value per share of the Shares, plus the sales charge, if any (determined as set forth in the Prospectuses). The Trust shall furnish the Distributor, with all possible promptness, an advice of each computation of net asset value and offering price of the Shares.

     (d) The Distributor shall have the right acting on its own behalf and not on behalf of the Trust to enter into selected dealer agreements with securities dealers of its choice ("selected dealers") for the sale of Shares. Shares sold to selected dealers shall be for resale by such dealers only at the offering price of the Shares as set forth in the Prospectuses. The Distributor shall offer and sell Shares only to such selected dealers as are members in good standing of the NASD.

     3. DUTIES OF THE TRUST.

     (a) MAINTENANCE OF FEDERAL REGISTRATION. The Trust shall, at its expense, take, from time to time, all necessary action and such steps, including payment of the related filing fees, as may be necessary to register and maintain registration of a sufficient number of Shares under the 1933 Act. The Trust agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in a Registration Statement or Prospectus, or necessary in order that there may be no omission to state a material fact in the Registration Statement or Prospectus which omission would make the statements therein misleading.

     (b) MAINTENANCE OF "BLUE SKY" QUALIFICATIONS. The Trust shall, at its expense, use its best efforts to qualify and maintain the qualification of an appropriate number of Shares for sale under the securities laws of such states as the Distributor and the Trust may approve, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Trust or the Trust series in such states; provided that the Trust shall not be required to amend its Agreement and Declaration of Trust or By-Laws to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of the Shares in any state, to change the terms of the offering of the Shares in any state from the terms set forth in Prospectuses, to qualify as a foreign corporation in any state or to consent to service of process in any state other than with respect to claims arising out of the offering and sale of the Shares. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Trust or the Trust's series in connection with such qualifications.

     (c) COPIES OF REPORTS AND PROSPECTUSES. The Trust shall, at its expense, keep the Distributor fully informed with regard to its affairs and in connection therewith shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares, including such reasonable number of copies of Prospectuses and annual and interim reports as the Distributor may request and shall cooperate fully in the efforts of the Distributor to sell and arrange for the sale of the Shares and in the performance of the Distributor under this Agreement.

     4. CONFORMITY WITH APPLICABLE LAW AND RULES. The Distributor agrees that in selling Shares hereunder it and each of its directors, officers, employees, agents and representatives shall conform in all respects with the laws of the United States and of any state in which Shares may be offered, and with applicable rules and regulations of the NASD.

     5. INDEPENDENT CONTRACTOR. In performing its duties hereunder, the Distributor shall be an independent contractor and neither the Distributor, nor any of its officers, directors, employees, or representatives is or shall be an employee of the Trust in the performance of the Distributor's duties hereunder. The Distributor shall be responsible for its own conduct and the employment, control, and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employee taxes thereunder.

     The Distributor agrees on behalf of itself and its directors, officers, employees, agents and representatives to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and its prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except, after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

     6. INDEMNIFICATION.

     (a) INDEMNIFICATION OF TRUST. The Distributor agrees to indemnify and hold harmless the Trust and each of its present or former Trustees, officers, employees, representatives and each person, if any, who controls or previously controlled the Trust within the meaning of Section 15 of the 1933 Act against any and all losses, liabilities, damages, claims or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim or expense and reasonable legal counsel fees incurred in connection therewith) to which the Trust or any such person may become subject under the 1933 Act, under any other statute, at common law, or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Distributor or any of the Distributor's directors, officers, employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, Prospectus, shareholder report or other information covering Shares filed or made public by the Trust or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and in conformity with information furnished to the Trust by the Distributor. In no case (i) is the Distributor's indemnity in favor of the Trust, or any person indemnified to be deemed to protect the Trust or such indemnified person against any liability to which the Trust or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Trust's or such person's duties or by reason of reckless disregard of the Trust's or such person's obligations and duties under this Agreement or (ii) is the Distributor to be liable under its indemnity agreement contained in this Paragraph with respect to any claim made against the Trust or any person indemnified unless the Trust or such person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Trust or upon such person (or after the Trust or such person shall have received notice of such service on any designated agent). However, failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which the Distributor may have to the Trust or any person against whom such action is brought otherwise than on account of the Distributor's indemnity agreement contained in this Paragraph.

     The Distributor shall be entitled to participate, at its own expense, in the defense, or, if the Distributor so elects, to assume the defense of any suit brought to enforce any such claim, but, if the Distributor elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Distributor and satisfactory to the Trust, and to the persons indemnified as defendant or defendants, in the suit. In the event that the Distributor elects to assume the defense of any such suit and retain such legal counsel, the Trust, and the persons indemnified as defendant or defendants in the suit, shall bear the fees and expenses of any additional legal counsel retained by them. If the Distributor does not elect to assume the defense of any such suit, or the Trust does not approve counsel chosen by the Distributor, the Distributor will reimburse the Trust and the persons indemnified as defendant or defendants in such suit for the reasonable fees and expenses of any legal counsel retained by them. The Distributor agrees to promptly notify the Trust of the commencement of any litigation or proceedings against it or any of its directors, officers, employees or representatives in connection with the issue or sale of any Shares.

     (b) INDEMNIFICATION OF THE DISTRIBUTOR. The Trust agrees to indemnify and hold harmless the Distributor and each of its present or former directors, officers, employees, representatives and each person, if any, who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act against any and all losses, liabilities, damages, claims or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim or expense and reasonable legal counsel fees incurred in connection therewith) to which the Distributor or any such person may become subject under the 1933 Act, under any other statute, at common law, or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Trust or any of the Trust's Trustees, officers, employees or representatives who are not directors, officers, employees, agents or representatives of the Distributor, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, Prospectus, shareholder report or other information covering Shares filed or made public by the Trust or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon and in conformity with information furnished to the Trust by the Distributor or negligently omitted to be furnished to the Trust by the Distributor. In no case (i) is the Trust's indemnity in favor of the Distributor, or any person indemnified to be deemed to protect the Distributor or such indemnified person against any liability to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance of the Distributor's or such person's duties or by reason of reckless disregard of the Distributor's or such person's obligations and duties under this Agreement or (ii) is the Trust to be liable under its indemnity agreement contained in this Paragraph with respect to any claim made against the Distributor, or any person indemnified unless the Distributor, or such person, as the case may be, shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or upon such person (or after the Distributor or such person shall have received notice of such service on any designated agent). However, failure to notify the Trust of any such claim shall not relieve the Trust from any liability which the Trust may have to the Distributor or any person against whom such action is brought otherwise than on account of the Trust's indemnity agreement contained in this Paragraph.

     The Trust shall be entitled to participate, at its own expense, in the defense, or, if the Trust so elects, to assume the defense of any suit brought to enforce any such claim, but if the Trust elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Trust and satisfactory to the Distributor, which approval shall not be unreasonably withheld, and to the persons indemnified as defendant or defendants, in the suit. In the event that the Trust elects to assume the defense of any such suit and retain such legal counsel, the Distributor and the persons indemnified as defendant or defendants in the suit, shall bear the fees and expenses of any additional legal counsel retained by them. If the Trust does not elect to assume the defense of any such suit, the Trust will reimburse the Distributor and the persons indemnified as defendant or defendants in such suit for the reasonable fees and expenses of any legal counsel retained by them. The Trust agrees to promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its Trustees, officers, employees or representatives in connection with the issue or sale of any Shares.

     7. AUTHORIZED REPRESENTATIONS. The Distributor is not authorized by the Trust to give on behalf of the Trust any information or to make any representations in connection with the sale of Shares other than the information and representations contained in a Registration Statement or Prospectus filed with the SEC under the 1933 Act and/or the 1940 Act, covering Shares, as such Registration Statement and Prospectus may be amended or supplemented from time to time, or contained in shareholder reports or other material that may be prepared by or on behalf of the Trust for the Distributor's use. This Section 7, however, shall not be construed to prevent the Distributor from preparing and distributing tombstone ads and sales literature or other material as it may deem appropriate. No person other than the Distributor is authorized to act as principal underwriter (as such term is defined in the 1940 Act) for the Trust.

     8. TERM OF AGREEMENT. The term of this Agreement shall begin on the date first above written, and unless sooner terminated as hereinafter provided, this Agreement shall remain in effect for a period of one year from the date first above written. Thereafter, this Agreement shall continue in effect from year to year, with respect to each series of the Trust subject to the termination provisions and all other terms and conditions thereof, so long as such continuation shall be specifically approved at least annually by (i) the Board of Trustees of the Trust and, (ii) by the vote of a majority of the Trustees of the Trust who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of the Trust's Distribution Plan, this Agreement or any other agreement related to the Distribution Plan, cast in person at a meeting called for the purpose of voting on such approval. The
Distributor shall furnish to the Trust, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment hereof.

     9. AMENDMENT OR ASSIGNMENT OF AGREEMENT. This Agreement may not be amended except as permitted by the 1940 Act, and this Agreement shall automatically and immediately terminate in the event of its assignment.

     10. TERMINATION OF AGREEMENT. This Agreement may be terminated with respect to any series of the Trust by either party hereto, without the payment of any penalty, on not more than upon 60 days' nor less than 30 days' prior notice in writing to the other party; provided, that in the case of termination by any series of the Trust such action shall have been authorized (i) by resolution of a majority of the Trustees of the Trust who are not interested persons of the Trust and have no direct or indirect financial interest in the operations of the Trust's Distribution Plan, this Agreement or any other agreement related to the Trust's Distribution Plan, or (ii) by vote of a majority of the outstanding voting securities of such series of the Trust.

     11. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Nothing herein contained shall be deemed to require the Trust to take any action contrary to its Agreement and Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Trustees of the Trust of responsibility for and control of the conduct of the affairs of the Trust.

     12. DEFINITION OF TERMS. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Specifically, the terms "vote of a majority of the outstanding voting securities", "interested persons," "assignment," and "affiliated person," as used in Paragraphs 8, 9 and 10 hereof, shall have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     13. COMPLIANCE WITH SECURITIES LAWS. The Trust represents that it is registered as an open-end management investment company under the 1940 Act, and agrees that it will comply with all the provisions of the 1940 Act and of the rules and regulations thereunder. The Trust and the Distributor each agree to comply with all of the applicable terms and provisions of the 1940 Act, the 1933 Act and, subject to the provisions of Section 4(d) of this Agreement, all applicable "Blue Sky" laws. The Distributor agrees to comply with all of the applicable terms and provisions of the 1934 Act.

     14. NOTICES. Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, to the Distributor at 4455 E. Camelback Road, Suite 261E, Phoenix,
Arizona 85018 or to the Trust at One Yesler Building, Suite 200, Seattle, Washington 98104.

     15. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

     A copy of the Agreement and Declaration of Trust establishing the Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Trust by an officer of the Trust as an officer and not individually and the obligations of or arising out of this separate Agreement are not binding upon any of the trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property belonging to the Trust.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the date first written above.

                                        PUGET SOUND ALTERNATIVE
                                        INVESTMENT SERIES TRUST


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:



                                        FIRST FUND DISTRIBUTORS, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title: